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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-69059) of Imperial Sugar Company (formerly Imperial Holly Corporation) of our report dated July 20, 1998 relating to the financial statements of DSLT Inc. which appears in the Report on Form 8-K of Imperial Holly Corporation dated November 2, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

Bloomfield Hills, Michigan

March 18, 1999